Exhibit 32.2

Sirius International Insurance Group, Ltd.

Certification Pursuant to Chapter 63, Title 18 United States Code §1350

As Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sirius International Insurance Group, Ltd. (the “Company”) on Form 10-Q for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ralph A. Salamone, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2019

By:	/s/ Ralph A. Salamone
Name:	Ralph A. Salamone
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sirius International Insurance Group, Ltd. and will be retained by Sirius International Insurance Group, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.